[LOGO]  KPMG LLP
        Suite 2500                                     Telephone 412 391 9710
        One Mellon Center                              Fax       412 391 8963
        Pittsburgh, PA 15219                           Internet  www.us.kpmg.com



            Consent of Independent Registered Public Accounting Firm


The Board of Directors
Fidelity Bancorp, Inc.:



We consent to the incorporation by reference in the registration statements on Form S-8 pertaining to Fidelity Bancorp, Inc.'s 1998 Stock Compensation Plan filed January 25, 1999 (Registration Statement No. 333-71145), the 1997 Employee Stock Compensation Program filed March 12, 1998 (Registration Statement No. 333-47841), the 1993 Employee Stock Compensation Program and the 1993 Directors' Stock Option Plan filed May 2, 1997 (Registration Statement No. 333-26383), the 2000 Stock Compensation Plan filed January 19, 2001 (Registration Statement No. 333-53934), the 2001 Stock Compensation Plan filed on January 29, 2002 (Registration Statement No. 333-81572), and the 2002 Stock Compensation Plan filed on February 26, 2003 (Registration Statement No. 333-103448) of our report dated November 8, 2002 relating to the consolidated statements of income, stockholders' equity, and cash flows of Fidelity Bancopr, Inc. and subsidiaries for the period ended September 30, 2002, which report is included in the 2004 Form 10-K of Fidelity Bancorp, Inc.


                                        /s/KPMG LLP


Pittsburgh, Pennsylvania
December 29, 2004


          KPMG LLP, a U.S. limited liability partnership, is the U.S.
             member firm of KPMG International, a Swiss cooperative